UNITED STATES

SECURITIES AND EXHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant	Filed by a party other than the Registrant

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Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to 240.14a-12

 UQM Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Shareholder,

You recently received proxy materials in connection with the Annual Meeting of Shareholders of UQM Technologies, Inc. to be held on Tuesday, November 22, 2016.  According to our records, your PROXY VOTE for this meeting HAS NOT YET BEEN RECEIVED.

UQM Technologies is asking shareholders to vote on:

1.

To approve the sale of 66.5 million newly issued shares of UQM common stock to American Compass, Inc., a wholly-owned subsidiary of Hybrid Kinetic Group Limited ("Hybrid Kinetic"), which sale would constitute a "change of control" of the Company under the rules of the NYSE MKT as Hybrid Kinetic would indirectly own a majority of the Company's common stock.

2.	To approve the amendment and restatement of the Company's articles of incorporation to, among other changes, increase the number of authorized shares of common stock by 100,000,000 to 175,000,000.
3.

To approve a further amendment of the Company's articles of incorporation to decrease the shareholder vote needed to approve future amendments to the articles of incorporation and certain corporate transactions from two-thirds of the outstanding shares to a majority of the outstanding shares.

4.	To elect a Board of five directors to serve for the ensuing year and thereafter until their successors are duly elected and qualified.
5.	To approve on an advisory basis the compensation for our named executive officers.
6.	To approve the amendment of our 2012 equity incentive plan.
7.	To approve the amendment of our stock bonus plan.
8.	To consider and vote upon a proposal to ratify the appointment of Hein & Associates LLP to act as our independent auditors for the fiscal year ending December 31, 2016.
9.	To transact such other business as may properly come before the meeting.

You should refer to the proxy materials previously mailed to you for additional information on this matter.

The Board of Directors unanimously recommends a vote “FOR” the proposals referenced above.

For the two proposals regarding our articles of incorporation, Proposal 2 and Proposal 3, an affirmative vote of 2/3rds of all outstanding shares is required for adoption of these proposals.  Therefore, if you do not respond or fail to instruct your bank, broker or other nominee with respect to proposals 2 and 3, it will have the same effect as a vote “AGAINST”.

Please vote your shares of stock now so that your vote can be counted without delay.  Voting is easy. You may use one of the options below to ensure that your vote is promptly recorded in time for the Special Meeting:

▪	VOTE BY TOUCH-TONE PHONE: You may cast your vote by calling the toll-free number on the enclosed proxy card. Follow the instructions on your proxy card to cast your vote.

▪	VOTE VIA THE INTERNET: You may cast your vote by logging onto the website identified on the enclosed proxy card and following the instructions on the screen.

▪	VOTE BY MAIL: You may cast your vote by mail by completing, signing, dating and mailing the enclosed proxy card in the postage-prepaid return envelope provided.

If you have any questions or require further assistance in voting your shares, please contact our proxy solicitor Alliance Advisors toll-free at 877-777-6017.

YOUR PARTICIPATION IS IMPORTANT - PLEASE VOTE TODAY!

IF YOU HAVE RECENTLY MAILED YOUR PROXY CARD OR CAST YOUR VOTE BY

PHONE OR INTERNET, PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.